EXHIBIT 99.1

Contact:	Jacob Inbar
President and Chief Executive Officer
(805) 388-1345, Ext. 201

                                                                                                                                                       FOR IMMEDIATE RELEASE

AML COMMUNICATIONS RECEIVES ORDERS FOR KEY DEFENSE AND SCIENCE PROGRAMS

CAMARILLO, California – January 29, 2008

AML Communications, Inc. (AMLJ.OB) today announced that during the last 60 days it has received new and follow up orders from a number of prominent customers. The orders total $1.65 Million.

The main orders are from:

An order from the Lockheed Martin Company for pre-production amplifiers for the MEADS program.

MEADS is a mobile air and missile defense system designed to replace Patriot systems in the United States and Germany and the Nike Hercules systems in Italy.

MEADS will provide capabilities beyond any other fielded or planned air and missile defense system. It will be easily deployed to a theater of operations and once there, will keep pace with fast-moving maneuver forces. When completed, MEADS will be the only air and missile defense system able to roll off tactical transports with the troops and almost immediately begin operations. More importantly, its open architecture will provide for 21st century air and missile defense system-of-system integration capabilities that allow operational mission-tailoring for homeland defense or defense of maneuver forces. MEADS will also provide greater firepower with less manpower than current systems, producing dramatic operation and support cost savings.

In May 2005, MEADS International (MI) signed a definitive contract valued at $2 Billion plus €1.4 Billion for MEADS design and development. A multinational joint venture headquartered in Orlando, FL, MI’s participating companies are MBDA Italia, Lenkflugkörpersysteme (LFK) in Germany and Lockheed Martin in the United States.

An order for production amplifiers for the ALMA (Atacama Large Millimeter/submillimeter Array) Project:

The Atacama Large Millimeter/submillimeter Array (ALMA) will be a single research instrument composed of up to 80 high-precision antennas, located on the Chajnantor plain of the Chilean Andes in the District of San Pedro de Atacama, 5000m above sea level. ALMA will enable transformational research into the physics of the cold Universe, regions that are optically dark but shine brightly in the millimeter portion of the electromagnetic spectrum. Providing astronomers a new window on celestial origins, ALMA will probe the first stars and galaxies, and directly image the formation of planets.

Additional significant orders for Defense Programs were received from: BAE, L3 Communications and ITT Corporation.

AML Communications is a designer, manufacturer and marketer of amplifiers and integrated assemblies that address the Defense Electronic Warfare markets. The Company’s Web site is located at http://www.amlj.com.

Mica-Tech, Inc., a subsidiary of the Company, designs, manufactures, and markets an intelligent satellite communication system to provide Supervisory Control And Data Acquisition (SCADA) of the electric power grid. The Mica-Tech website is located at http://www.mica-tech.com/

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as “thinks,’’ “anticipates,’’ “believes,’’ “estimates,’’ “expects,’’ “intends,’’ “plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.